UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 27, 2004

                                   Culp, Inc.
             (Exact Name of Registrant as Specified in its Charter)


       North Carolina                   0-12781                 56-1001967
-----------------------------   ------------------------   --------------------
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                    Identification No.)

                              101 South Main Street
                        High Point, North Carolina 27260
              ----------------------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (336) 889-5161
     -----------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
   --------------------------------------------------------------------------
              (Former name or address, if changed from last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
      CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Report, by Culp, Inc (the "company"), and the exhibits attached hereto contain statements that may be deemed "forward-looking statements" within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and
Section 27A of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties. Further, forward-looking statements are intended to speak only as of the date on which they are made. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives, and include but are not limited to statements about the company's future operations, production levels, sales, SG&A or other expenses, margins, gross profit, operating income, earnings or other performance measures. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on the company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the company adversely. In addition, strengthening of the U. S. dollar against other currencies could make the company's products less competitive on the basis of price in markets outside the United States. Also, economic and political instability in international areas could affect the company's operations or sources of goods in those areas, as well as demand for the company's products in international markets. Finally, unanticipated delays or costs in executing restructuring actions could cause the cumulative effect of restructuring actions to fail to meet the objectives set forth by management. Other factors that could affect the matters discussed in forward looking statements are included in the company's periodic reports filed with the Securities and Exchange Commission.


ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On October 27, 2004, the company announced a strategic plan and restructuring initiative that involves disposal of assets and resulting charges to be incurred by the company. This information was filed under Item 7.01 of Form 8-K and was not filed under Item 2.05. This Form 8-K is being amended to report the information regarding charges to the company under Item 2.05 and to update the disclosures regarding estimates of costs. See Exhibit 99.1 for the information required to be filed under this Item. The company reported actual results for its second fiscal quarter on November 23, 2004, and a Form 8-K was filed on that date to report those results. The company is also updating the disclosures made in the October 27 Form 8-K to show updated total estimated costs associated with the restructuring initiative (disposal activities) of approximately $15 million, made up of approximately $1.3 million of termination benefits, approximately $300,000 of contract termination costs, and $13.4 million of estimated costs associated with fixed asset write-downs and accelerated depreciation, dismantling, disposal and moving equipment and related assets, in addition to the goodwill impairment charge of approximately $5 million described in Item
2.06 below. Total estimated costs, including the goodwill impairment charge, are $20 million, with total cash charges estimated at $5.5 million.

ITEM 2.06. MATERIAL IMPAIRMENTS.

On October 27, 2004, the company announced a strategic plan and restructuring initiative that involves a charge for impairment of goodwill in the amount of approximately $5 million. This information was filed under Item 7.01 of Form 8-K and was not filed under Item 2.06. This Form 8-K is being amended to report the information regarding goodwill impairment charges under Item 2.06. See Exhibit
99.1 for the information required to be filed under this Item. The company reported actual results for its second fiscal quarter on November 23, 2004, and a Form 8-K was filed on that date to report those results.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         (c) The following exhibits are filed as part of this report:

                  99.1 -  Press Release dated October 27, 2004.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 3, 2004                Culp, Inc.

                                         By: /s/ Kenneth R. Bowling
                                         ----------------------------
                                         Kenneth R. Bowling
                                         Vice President-Finance,
                                         Treasurer (Authorized to
                                         sign on behalf of the
                                         registrant and also signing
                                         as principal accounting
                                         officer)

                                  EXHIBIT INDEX

Exhibit Number                      Exhibit
--------------                      -------
     99.1                           Press Release dated October 27, 2004